CONTACT:                            -or-          HEALTH-
CHEM'S INVESTOR RELATIONS FIRM:
Health-Chem Corporation       The Equity Group Inc.
Bruce M. Schloss              Tamara Ehlin        (212) 836-
9607
Vice President                Robert Goldstein    (212) 371-
8660



                    FOR IMMEDIATE RELEASE

   HEALTH-CHEM CORPORATION NEARLY DOUBLES CREDIT CAPACITY
             WITH NEW $15 MILLION BANK FACILITY



New York, NY -- January 13, 1997 -- Health-Chem Corporation [ASE:HCH] today announced that it has closed on a new up to $15 million aggregate senior secured financing with IBJ Schroder Bank & Trust Company, New York, New York. The new credit facility is comprised of up to $7 million in term loans and up to $8 million in revolving credit and will be used to repay outstanding indebtedness under an aggregate $7.75 million facility with equal terms with The First National Bank of Maryland.

The Company noted that the expanded credit facility will also enable Health-Chem to repurchase, repay and/or redeem up to $7 million of its 10 3/8% convertible subordinated debentures due April 15, 1999, as market conditions warrant.

Health-Chem Corporation is the parent company of Transderm Laboratories Corporation (OTC:TLCC), a manufacturer of controller release pharmaceuticals, as well as other subsidiaries which manufacture products utilizing technologies for laminating or coating fabrics and materials.


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